Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-261650 and 333-261651 on Form S-8 of our report dated March 30, 2022, relating to the financial statements of Samsara Inc. appearing in this Annual Report on Form 10-K for the year ended January 29, 2022.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
March 30, 2022